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                                                                   EXHIBIT 23.02

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-3 of our report dated February 4, 1998 (except as to Note 11 for which the date is February 11, 1998), relating to the financial statements of Cross Medical Products, Inc. and Subsidiary (formerly Danninger Medical Technology, Inc. and Subsidiaries) which appears in such Registration Statement for Interpore International, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                          /s/ PricewaterhouseCoopers, L.L.P.

Columbus, Ohio
March 13, 2000